UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2019

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2741 Walnut Avenue, Suite 200, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2019, the Board of Directors (the “Board”) of Foundation Building Materials, Inc. (the “Company”), appointed Allison Navitskas to serve as a Class I member of the Board to fill the vacancy created by the previously disclosed resignation of Dominic LaValle.

Ms. Navitskas, age 43, currently serves as a consultant to Lone Star Funds, or Lone Star, an affiliate of the Company and its controlling stockholder. Most recently, Ms. Navitskas served as a Managing Director, Global Business Development and Strategy, with Lone Star, a position she held since March 2018. Previously, Ms. Navitskas was a Managing Director with Hudson Advisors L.P., or Hudson, a related party of Lone Star, serving in a variety of roles including Head of Asset Management for LStar Capital, a corporate direct lending platform, from September 2016 to February 2018, and as Director, Senior Counsel from August 2014 through August 2016. During her time at Hudson, Ms. Navitskas provided services in both business and legal capacities, which have included negotiation and closing of numerous acquisitions, asset sales and lending transactions as an in-house attorney, as well as heading the asset management and workout practice for LStar Capital.

Ms. Navitskas has served on the board of directors for several private companies. Prior to joining Hudson in 2012, Ms. Navitskas was Vice President/Associate General Counsel at FelCor Lodging Trust Incorporated, a real estate investment trust in the hospitality sector. Ms. Navitskas was engaged in the private practice of law with Jenkens & Gilchrist P.C. and later at Hunton & Williams LLP specializing in financial institutions, mergers and acquisitions, corporate finance, and securities law. She is a graduate of Columbia College. She earned a juris doctor degree from the University of Michigan Law School and an MBA from the University of Michigan’s Ross School of Business. Ms. Navitskas also holds the Chartered Financial Analyst® designation.

Ms. Navtiskas was also appointed to serve on the Company’s Nominating and Corporate Governance Committee.

As a non-independent director, Ms. Navitskas will not receive any compensation from the Company for her services rendered as a member of the Board; however, as previously disclosed, the Company enters into indemnification agreements with each of the Company's directors, including Ms. Navitskas. Other than through her position with Lone Star, as discussed above, there was no arrangement or understanding between Ms. Navitskas and any other person pursuant to which she was selected as a director. Other than transactions involving the Company and its controlling stockholder, as disclosed in greater detail in the Company’s definitive proxy statement for the Company’s 2018 annual meeting of stockholders, and which disclosure is incorporated herein by reference, there are no transactions that would require disclosure herein pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: January 31, 2019	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary